EXHIBIT 10.21

ASSIGNMENT

THIS ASSIGNMENT (this Assignment) is made and entered into this 8th day of June, 2000 by and among Baxter Healthcare Corporation, a Delaware corporation (Baxter), Baxter International Inc., a Delaware corporation (BII and, together with Baxter, the Assignors) and GenStar Therapeutics Corporation (formerly known as UroGen Corp.), a Delaware corporation (Assignee).

WHEREAS, Assignors together own or hold the rights to all of the intellectual property listed on Exhibit A attached hereto, together with any registrations and applications therefor (collectively, the Property Assets);

WHEREAS, pursuant to the Asset Purchase Agreement, dated February 28, 1998, by and between Baxter and Assignee, as amended by that Amendment No. 1 to Asset Purchase Agreement, dated as of May 27, 1998 between Baxter and Assignee (as amended, the Asset Purchase Agreement) and pursuant to the Technology License Agreement dated July 8, 1998, between BII and Assignee (the License Agreement), Baxter has agreed to assign, and to cause its parent company BII to assign, all of their right, title and interest in and to the Intellectual Property Assets to Assignee upon Assignee’s achievement of the Investment Milestone (as such term is defined in the Asset Purchase Agreement);

WHEREAS, Assignee has informed Assignors that it has achieved the Investment Milestone and desires to have the Intellectual Property Assets assigned to Assignee;

WHEREAS, Assignors and Assignee are desirous of memorializing the transfer of the Intellectual Property Assets to Assignee.

NOW, THEREFORE, Assignors, for good and valuable consideration set forth in the Asset Purchase Agreement and the License Agreement, the receipt and sufficiency of which is hereby acknowledged, does hereby assign and transfer to Assignee, all of Assignors’ right, title and interest in and to the Intellectual Property Assets, together with all continuations, in whole or in part, divisions, reissues, renewals and extensions of any such Intellectual Property Assets as of the date hereof. Assignors do hereby further consent to the recordation of this Assignment by Assignee with the Commissioner of Patents and Trademarks of the United States, with any other appropriate U.S. agency and any appropriate foreign government, agency or commission.

Assignors and Assignee agree that this Assignment is intended solely to memorialize the transfer of Assignors’ rights in and to the Intellectual Property Assets to Assignee resulting from the transaction described in the Asset Purchase Agreement. All representations and warranties related to the Intellectual Property Assets are contained in the Asset Purchase Agreement and no additional representations or warranties are made or intended to be made herein.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first written above.

BAXTER HEALTHCARE CORPORATION (Assignor)

By:
Title:

BAXTER INTERNATIONAL INC. (Assignor)

By:
Title:

GENSTAR THERAPEUTICS CORPORATION (“Assignee”)

By:
Title:

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EXHIBIT A

Intellectual Property Assets

A.    All of Assignors’:

1.	United States and foreign copyrights, whether registered or unregistered;

2.	United States, state and foreign trademarks, services marks, logos, trade dress and trade names, whether registered or unregistered;

3.
confidential ideas, trade secrets, technology, know-how, inventions (whether or not patentable) and improvements thereto, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans or other proprietary information; and

4.
computer software programs and software systems, including, without limitation, all database applications, compilations, tools sets, compilers, higher level or proprietary languages, related documentation and materials, whether in source code, object code or human readable form, which exclusively relate to the technology developed by Baxter and relating to the mini adenoviral vectors for gene therapy, and any goodwill relating exclusively thereto.

B.    The following patent applications:

1.	MINI-ADENOVIRAL VECTOR SYSTEM

•	U.S. Ser. No. 08/658,961 filed May 31, 1996

2.	FACTOR VIII MINI-AD VECTOR

•	U.S. Ser. No. 08/791,218 filed January 31, 1997 (CIP of 08/658,961)

•	PCT/US97/10218 filed May 30, 1997 (based on 08/791,218 and 08/658,961)

•	European App. No. EP 979289618

•	Canadian App. No. 2257148

•	Japan App. No. JP 9-543095

3.	MINI-AD VECTOR, U.S. Ser. No. 08/866,403 filed May 30, 1997 (CIP of 08/791,218 and 08/658,961)

4.	ONCOLYTIC/IMMUNOGENIC COMPLEMENTARY ADENOVIRAL VECTOR SYSTEM

•	U.S. Ser. No. 08/797,160 filed February 10, 1997

•	U.S. Ser. No. 09/539,698 filed March 31, 2000 (CIP of 08/797,160)

•	PCT/US98/01301 filed January 23, 1998. National phase applications:

•	European App. No. EP 98904658.6

•	Canadian App. No. 2280237

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•	Japan App. No. JP 10534738

5.	ADENOVIRUS E1-COMPLEMENTING CELL LINES

•	U.S. 08/810,039 filed March 4, 1997

•	PCT/US98/03473 filed February 23, 1998. National phase applications:

•	European App. No. EP 98908661.6

•	Canadian App. No. 2283253

•	Japan App. No. JP 1053874

6.	METHOD FOR HIGHLY EFFICIENT GENERATION OF ADENOVIRAL VECTORS

•	U.S. Ser. No. 08/789,886 filed January 28, 1997

•	PCT/US97/23685 filed December 19, 1997 (national phase not entered)

C. Any
(i) inventions which may have been made and in which Baxter owns rights pursuant to the Clinical Studies Agreement between McMaster University and Baxter dated April 4, 1996; and (ii) inventions relating to adenoviral vector which may have been made or which are made in the future, and in which Baxter owns rights pursuant to the July 1, 1996 agreement between Baxter and the Chinese Academy of Military Medical Services.

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